Exhibit 99.1
NEWS RELEASE

NCI Building Systems Reports Strong
Second Fiscal Quarter 2016 Results

HOUSTON, May 31, 2016 – NCI Building Systems, Inc. (NYSE: NCS) (“NCI” or the “Company”) today reported financial results for its second fiscal quarter ended May 1, 2016.
Second Quarter 2016 Financial and Operational Highlights:

•	Sales rose 3.4% to $372.2 million, compared to $360.1 million in last year’s second quarter, on a 15.8% improvement in tonnage volumes

•	Gross profit increased 17.8% to $89.4 million year-over-year and gross margin expanded 290 basis points year-over-year to 24.0%.

•	Net income was $2.4 million and net income per diluted common share was $0.03, which included several offsetting special items that had a $0.01 negative net impact on results.

•	Adjusted EBITDA increased 60.8% to $25.5 million and Adjusted EBITDA margin of 6.8% expanded 240 basis points compared to the prior year’s second quarter.

•	Total consolidated backlog increased to $533.4 million, up 5.7% year-over-year.
Norman C. Chambers, Chairman and Chief Executive Officer, commented, “We are pleased to deliver second quarter results that continue to reflect the internal improvements we have made in our commercial, manufacturing and supply chain groups. In a quarter that is, historically one of the company’s most volatile due to seasonal patterns, NCI has delivered another solid result of year-over-year improvement in gross margins and Adjusted EBITDA. Each of our three business segments have experienced year-over-year gross profit improvements based on a 15.8% increase in underlying total tonnage volumes during the quarter. While the non-residential market continues an uneven and slow recovery, NCI’s customer sentiment is strengthening and we are benefiting from improving quoting and bookings activity.”
Second Quarter 2016 Results
Second quarter 2016 sales increased to $372.2 million, or 3.4%, from $360.1 million in last year's second quarter, due mainly to increased volumes across all three segments. With steel costs lower on a year-over-year basis, each segment maintained its commercial discipline. The pass-through of lower steel costs resulted in lower revenue growth while underlying volumes and margins improved.
Gross profit increased 17.8% to $89.4 million from $75.9 million in the second quarter of 2015, while gross profit margin expanded 290 basis points to 24.0%, compared to 21.1% in the prior year period. Improved margin performance during the quarter was driven largely by a continued focus on commercial discipline, supply chain effectiveness and higher plant utilization. In addition, approximately 25 basis points of the improvement resulted from a gain of $0.9 million related to the sale of a previously idled manufacturing facility as part of the Company’s manufacturing restructuring program.
Engineering, selling, general and administrative (ESG&A) expenses increased 2.2% to $74.6 million from $73.0 million in the second quarter of 2015 due largely to increased volume which led to higher selling cost and higher incentive compensation charges on improved operating results. As a percentage of revenues, ESG&A expenses decreased approximately 20 basis points to 20.1% in the 2016 second quarter compared to 20.3 % in the prior year’s period.
Operating income increased to $10.6 million, compared to a loss of $3.6 million in the prior year’s second quarter. Adjusted operating income, a non-GAAP measure, increased 618% to $11.4 million in the current quarter from $1.6 million in the second quarter of 2015 due to the expansion in gross profit margin. Please see the reconciliation of Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income in the accompanying financial tables.
Second quarter 2016 net income was $2.4 million, or $0.03 per diluted common share, which included $0.5 million of special charges related to $1.1 million of restructuring and severance costs and $0.6 million of strategic development and acquisition related costs pertaining to completed acquisitions. Offsetting these charges was a gain of $0.9 million from the sale of a previously idled Buildings group industrial facility and the tax effect associated with the special charges of $0.3 million. On a year-over-year basis, net income increased $9.9 million, or $0.13 per diluted common share. The second quarter of 2015 included $3.2 million of similar special charges, net of tax.
Adjusted EBITDA, a non-GAAP measure, defined in accordance with the Company's term loan credit agreement as earnings before interest, taxes, depreciation and amortization, and other cash and non-cash items, was $25.5 million, up 60.8% from $15.8 million in the prior year’s second quarter. This performance marks a continuation from the first quarter 2016, in which Adjusted EBITDA increased 48.4% year-over-year.
Cash and cash equivalents at quarter’s end was $77.9 million compared to $25.3 million at the comparable period in fiscal 2015 and sequentially was $73.8 million at the end of the first quarter of fiscal 2016. The Company paid down an additional $10 million under its term loan in the second quarter of fiscal 2016, and expects to make total debt repayments of $40 million during the current fiscal year. NCI’s net debt leverage ratio at the end of the second fiscal quarter improved to 2.3x, moving closer to the pre- CENTRIA acquisition net leverage of 2.2x. In addition, the Company’s $150.0 million asset based lending facility remained undrawn as of May 1, 2016.
Second Quarter 2016 Segment Performance
Third party sales in the Buildings group decreased slightly to $134.5 million in the second quarter from $138.7 million in the prior year quarter, primarily due to modestly increased volumes offset by lower steel cost pass-through. Operating income increased 151.9% to $7.2 million in the current quarter, compared to $2.9 million in the second quarter of fiscal 2015. Adjusted operating income increased 75.9% to $6.4 million in the current quarter, compared to $3.6 million in the second quarter of fiscal 2015. The improved margins in the Buildings segment were driven by lower material costs, primarily from lower steel prices and effective supply chain management.
The Components group generated $211.7 million in third-party sales during the quarter, an increase of 6.5% from $198.7 million in the second quarter of fiscal 2015, led by the continued strength of the legacy metal component product lines. Operating income increased 156.9% to $17.8 million in the current quarter, compared to $6.9 million in the second quarter of fiscal 2015. Adjusted operating income increased to $18.5 million from $10.7 million in the same quarter last fiscal year. The Components segment’s profitability benefited from a combination of effective supply chain management and commercial discipline, as well as greater efficiencies as a result of the manufacturing reorganization.
Third party sales in the Coatings group were $26.1 million, a 14.6% increase from $22.8 million in last year’s second quarter. Operating income increased 96.3% to $4.7 million in the current quarter, compared to $2.4 million in the second quarter of fiscal 2015. Adjusted operating income increased 78.9% to $4.7 million in the second quarter of fiscal 2016, compared to $2.7 million reported in the same period last year. The Coatings segment’s adjusted operating income improvement was driven primarily by increased operating leverage on higher total volumes processed, combined with cost reductions from restructuring efforts.
Market Commentary
Current market data from internal bookings reflects several positive end-market segments showing year-over-year growth including agricultural, commercial warehouse, government, healthcare, recreational and transportation. Geographic markets reflecting year-over-year growth include Eastern Central, Mid-Atlantic, Mountain, New England and Pacific areas.
The combination of leading indicators that the Company continues to track include residential starts (a 13-month lag), the American Institute of Architects Billings Index for mixed practices (a 13-month lag) and the Conference Board’s Leading Economic Index (a 9-month lag) has 96.7% correlation with Dodge (low-rise) new construction starts. Based on these leading indicators, the Company is expecting positive growth of 4.0% - 6.0% in low-rise new construction starts during fiscal year 2016.
Outlook
For the full year, NCI continues to expect 2016 to be a better year than 2015 in terms of both gross margin and Adjusted EBITDA. Similar to past years’ seasonal trends, the Company expects the second half performance in fiscal 2016 to be stronger than the first half.
For additional information and a more detailed outlook on the second quarter, please see the CFO Commentary at www.ncibuildingsystems.com under the “Investors” section.
Conference Call Information
The NCI Building Systems, Inc. second quarter 2016 conference call is scheduled for Wednesday, June 1, 2016, at 9:00 a.m. ET (8:00 a.m. CT). Please dial 1-412-902-0003 or 1-877-407-0672 (toll-free) to participate in the call. To listen to a live broadcast of the call over the Internet or to review the archived call, please visit the Company's website at www.ncibuildingsystems.com. In conjunction with the earnings release, the CFO Commentary and supporting supplement slide deck will be posted on the NCI website in the Quarterly Earnings & Transcripts section of the Investor Relations page. To access the taped replay, please dial

1-201-612-7415 or 1-877-660-6853 (toll-free) and the passcode 13637119# when prompted. The taped replay will be available two hours after the call through June 8, 2016.
About NCI Building Systems
NCI Building Systems, Inc. is one of North America's largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States, Canada, Mexico and China with additional sales and distribution offices throughout the United States and Canada. For more information visit www.ncibuildingsystems.com.

Contact:
Darcey Matthews
Vice President, Investor Relations
281-897-7785

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believe," "anticipate," "guidance," "plan," "potential," "expect," "should," "will," "forecast" and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, therefore, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company's actual performance to differ materially from that projected in such statements. Such forward-looking statements include, but are not limited to, the Company’s expectation of a stronger second half performance as compared to the first half in fiscal 2016, the Company’s expectation for positive growth of 4.0%-6.0% in low-rise new construction starts during fiscal 2016, the Company’s expectation of year-over-year improvement in gross profit margin and Adjusted EBITDA, and the Company’s expectation to reduce its debt by $40 million in fiscal 2016. Among the factors that could cause actual results to differ materially include, but are not limited to, industry cyclicality and seasonality and adverse weather conditions; challenging economic conditions affecting the nonresidential construction industry; volatility in the U.S. economy and abroad, generally, and in the credit markets; substantial indebtedness and our ability to incur substantially more indebtedness; our ability to generate significant cash flow required to service or refinance our existing debt, including the 8.25% senior notes due 2023, and obtain future financing; our ability to comply with the financial tests and covenants in our existing and future debt obligations; operational limitations or restrictions in connection with our debt; increases in interest rates; recognition of asset impairment charges; commodity price increases and/or limited availability of raw materials, including steel; our ability to make strategic acquisitions accretive to earnings; retention and replacement of key personnel; enforcement and obsolescence of intellectual property rights; fluctuations in customer demand; costs related to environmental clean-ups and liabilities; competitive activity and pricing pressure; increases in energy prices; volatility of the Company's stock price; dilutive effect on the Company's common stockholders of potential future sales of the Company's Common Stock held by our sponsor; substantial governance and other rights held by our sponsor; breaches of our information system security measures and damage to our major information management systems; hazards that may cause personal injury or property damage, thereby subjecting us to liabilities and possible losses, which may not be covered by insurance; changes in laws or regulations, including the Dodd-Frank Act; our ability to integrate the acquisition of CENTRIA with our business and to realize the anticipated benefits of such acquisition; the timing and amount of our stock repurchases; and costs and other effects of legal and administrative proceedings, settlements, investigations, claims and other matters. See also the “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended November 1, 2015, which identifies other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events, or otherwise.

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Fiscal Three Months Ended		Fiscal Six Months Ended
	May 1, 2016	May 3, 2015	May 1, 2016	May 3, 2015
Sales	$372,247	$360,147	$742,261	$683,073
Cost of sales	283,799	284,258	564,822	535,045
Gain on sale of assets and asset recovery	(927)	—	(1,652)	—
Gross profit	89,375	75,889	179,091	148,028
	24.0%	21.1%	24.1%	21.7%

Engineering, selling, general and administrative expenses	74,648	73,035	144,498	135,904
Intangible asset amortization	2,405	4,375	4,821	5,868
Strategic development and acquisition related costs	579	628	1,260	2,357
Restructuring and impairment charges	1,149	1,468	2,659	2,945
Income (loss) from operations	10,594	(3,617)	25,853	954
Gain from bargain purchase	—	—	1,864	—
Interest income	52	32	74	39
Interest expense	(7,844)	(8,312)	(15,713)	(12,299)
Foreign exchange gain (loss)	576	(10)	(166)	(1,411)
Other income, net	251	332	62	332
Income (loss) before income taxes	3,629	(11,575)	11,974	(12,385)
Provision (benefit) from income taxes	1,209	(4,087)	3,662	(4,577)
	33.3%	35.3%	30.6%	37.0%

Net income (loss)	$2,420	$(7,488)	$8,312	$(7,808)
Net income allocated to participating securities	(23)	—	(79)	—
Net income (loss) applicable to common shares	$2,397	$(7,488)	$8,233	$(7,808)

Income (loss) per common share:
Basic	$0.03	$(0.10)	$0.11	$(0.11)
Diluted	$0.03	$(0.10)	$0.11	$(0.11)

Weighted average number of common shares outstanding:
Basic	72,352	73,133	72,806	73,102
Diluted	72,886	73,133	73,321	73,102

Increase in sales	3.4%	17.8%	8.7%	10.8%

Engineering, selling, general and administrative expenses percentage	20.1%	20.3%	19.5%	19.9%

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	May 1, 2016	November 1, 2015
	(Unaudited)
ASSETS
Cash and cash equivalents	$77,916	$99,662
Restricted cash	731	682
Accounts receivable, net	139,603	166,800
Inventories, net	151,477	157,828
Deferred income taxes	28,254	27,390
Income taxes receivable	4,140	—
Prepaid expenses and other	29,229	31,834
Investments in debt and equity securities, at market	5,726	5,890
Assets held for sale	3,378	6,261
Total current assets	440,454	496,347
Property, plant and equipment, net	255,972	257,892
Goodwill	158,106	158,026
Intangible assets, net	151,586	156,395
Other assets	10,624	11,069
Total assets	$1,016,742	$1,079,729
LIABILITIES AND STOCKHOLDERS' EQUITY
Note payable	$1,379	$513
Accounts payable	121,284	145,917
Accrued compensation and benefits	53,589	62,200
Accrued interest	6,515	6,389
Accrued income taxes	—	9,296
Other accrued expenses	89,804	97,309
Total current liabilities	272,571	321,624
Long-term debt, net	424,147	444,147
Deferred income taxes	23,573	20,807
Other long-term liabilities	20,945	21,175
Total long-term liabilities	468,665	486,129
Common stock	732	745
Additional paid-in capital	630,951	640,767
Accumulated deficit	(345,421)	(353,733)
Accumulated other comprehensive loss	(8,129)	(8,280)
Treasury stock, at cost	(2,627)	(7,523)
Total stockholders' equity	275,506	271,976
Total liabilities and stockholders' equity	$1,016,742	$1,079,729

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Fiscal Six Months Ended
	May 1, 2016	May 3, 2015
Cash flows from operating activities:
Net income (loss)	$8,312	$(7,808)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	21,512	23,497
Deferred financing cost amortization	954	118
Share-based compensation expense	5,050	5,134
Gain from bargain purchase	(1,864)	—
Gain on sale of assets and asset recovery	(1,652)	(26)
(Recovery of) provision for doubtful accounts	1,898	(129)
Provision for (benefit from) deferred income taxes	1,668	5,506
Excess tax shortfalls (benefits) from share-based compensation arrangements	390	(384)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	25,299	30,268
Inventories	6,555	1,660
Income taxes receivable	(4,140)	(6,373)
Prepaid expenses and other	3,699	(176)
Accounts payable	(24,633)	(25,044)
Accrued expenses	(22,976)	(28,910)
Other, net	(59)	(634)
Net cash provided by (used in) operating activities	20,013	(3,301)
Cash flows from investing activities:
Acquisitions, net of cash acquired	(4,343)	(247,123)
Capital expenditures	(10,280)	(9,307)
Proceeds from sale of property, plant and equipment	4,663	26
Net cash used in investing activities	(9,960)	(256,404)
Cash flows from financing activities:
Proceeds from stock options exercised	1,401	354
Deposit of restricted cash	(49)	—
Issuance of debt	—	250,000
Payments on term loan	(20,000)	(21,239)
Payments on note payable	(531)	(417)
Payment of financing costs	—	(8,879)
Purchases of treasury stock	(12,381)	(1,539)
Excess tax benefits (shortfalls) from share-based compensation arrangements	(390)	384
Net cash provided by (used in) financing activities	(31,950)	218,664
Effect of exchange rate changes on cash and cash equivalents	151	(334)
Net decrease in cash and cash equivalents	(21,746)	(41,375)
Cash and cash equivalents at beginning of period	99,662	66,651
Cash and cash equivalents at end of period	$77,916	$25,276

NCI Building Systems, Inc.
Business Segments
(In thousands)
(Unaudited)

	Fiscal Three Months Ended		Fiscal Three Months Ended		$	%
	May 1, 2016		May 3, 2015		Inc/(Dec)	Change
		% of Total Sales		% of Total Sales
Sales:
Engineered building systems	$138,023	32	$143,245	35	$(5,222)	-3.6%
Metal components	234,637	55	221,118	53	13,519	6.1%
Metal coil coating	55,178	13	49,998	12	5,180	10.4%
Total sales	427,838	100	414,361	100	13,477	3.3%
Less: Intersegment sales	55,591	13	54,214	13	1,377	2.5%
Total net sales	$372,247	87	$360,147	87	$12,100	3.4%

		% of Sales		% of Sales
Operating income (loss):
Engineered building systems	$7,193	5	$2,855	2	$4,338	151.9%
Metal components	17,835	8	6,941	3	10,894	157.0%
Metal coil coating	4,704	9	2,397	5	2,307	96.2%
Corporate	(19,138)	—	(15,810)	—	(3,328)	-21.1%
Total operating income (loss) (% of sales)	$10,594	3	$(3,617)	(1)	$14,211	392.9%

	Fiscal Six Months Ended		Fiscal Six Months Ended		$	%
	May 1, 2016		May 3, 2015		Inc/(Dec)	Change
		% of Total Sales		% of Total Sales
Sales:
Engineered building systems	$286,998	34	$293,045	37	$(6,047)	-2.1%
Metal components	464,303	54	393,907	50	70,396	17.9%
Metal coil coating	106,383	12	105,608	13	775	0.7%
Total sales	857,684	100	792,560	100	65,124	8.2%
Less: Intersegment sales	115,423	13	109,487	14	5,936	5.4%
Total net sales	$742,261	87	$683,073	86	$59,188	8.7%

		% of Sales		% of Sales
Operating income (loss):
Engineered building systems	$19,655	7	$11,574	4	$8,081	69.8%
Metal components	33,938	7	15,277	4	18,661	122.2%
Metal coil coating	9,525	9	6,375	6	3,150	49.4%
Corporate	(37,265)	—	(32,272)	—	(4,993)	-15.5%
Total operating income (loss) (% of sales)	$25,853	3	$954	—	$24,899	2,610.0%

NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES
FISCAL THREE MONTHS ENDED MAY 1, 2016 AND MAY 3, 2015
(In thousands)
(Unaudited)

	Fiscal Three Months Ended May 1, 2016
	Engineered Building Systems	Metal Components	Metal Coil Coating	Corporate	Consolidated
Operating income (loss), GAAP basis	$7,193	$17,835	$4,704	$(19,138)	$10,594
Restructuring and impairment charges	149	608	39	353	1,149
Strategic development and acquisition related costs	—	28	—	551	579
Gain on sale of assets and asset recovery	(927)	—	—	—	(927)
Adjusted operating income (loss)(1)	$6,415	$18,471	$4,743	$(18,234)	$11,395

	Fiscal Three Months Ended May 3, 2015
	Engineered Building Systems	Metal Components	Metal Coil Coating	Corporate	Consolidated
Operating income (loss), GAAP basis	$2,855	$6,941	$2,397	$(15,810)	$(3,617)
Restructuring and impairment charges	792	629	254	(207)	1,468
Strategic development and acquisition related costs	—	—	—	628	628
Short lived acquisition method fair value adjustments	—	3,109	—	—	3,109
Adjusted operating income (loss)(1)	$3,647	$10,679	$2,651	$(15,389)	$1,588

(1)
The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statements of operations.

NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES
FISCAL SIX MONTHS ENDED MAY 1, 2016 AND MAY 3, 2015
(In thousands)
(Unaudited)

	Fiscal Six Months Ended May 1, 2016
	Engineered Building Systems	Metal Components	Metal Coil Coating	Corporate	Consolidated
Operating income (loss), GAAP basis	$19,655	$33,938	$9,525	$(37,265)	$25,853
Restructuring and impairment charges	649	889	39	1,082	2,659
Strategic development and acquisition related costs	—	400	—	860	1,260
Gain on sale of assets and asset recovery	(1,652)	—	—	—	(1,652)
Adjusted operating income (loss)	$18,652	$35,227	$9,564	$(35,323)	$28,120

	Fiscal Six Months Ended May 3, 2015
	Engineered Building Systems	Metal Components	Metal Coil Coating	Corporate	Consolidated
Operating income (loss), GAAP basis	$11,574	$15,277	$6,375	$(32,272)	$954
Restructuring and impairment charges	1,661	1,237	254	(207)	2,945
Strategic development and acquisition related costs	—	—	—	2,357	2,357
Short lived acquisition method fair value adjustments	—	4,081	—	—	4,081
Adjusted operating income (loss)	$13,235	$20,595	$6,629	$(30,122)	$10,337

(1)
The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statements of operations.

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AMORTIZATION AND OTHER ITEMS (ADJUSTED EBITDA)
(In thousands)
(Unaudited)

	3rd Quarter August 2, 2015	4th Quarter November 1, 2015	1st Quarter January 31, 2016	2nd Quarter May 1, 2016	Trailing 12 Months May 1, 2016
Net income (loss)	$7,220	$18,407	$5,892	$2,420	$33,939
Add:
Depreciation and amortization	14,541	13,354	10,747	10,765	49,407
Consolidated interest expense, net	8,135	7,993	7,847	7,792	31,767
Provision (benefit) for income taxes	3,520	10,029	2,453	1,209	17,211
Restructuring and impairment charges	504	7,611	1,510	1,149	10,774
Gain from bargain purchase	—	—	(1,864)	—	(1,864)
Strategic development and acquisition related costs	701	1,143	681	579	3,104
Gain on legal settlements	—	(3,765)	—	—	(3,765)
Fair value adjustment of acquired inventory	1,000	—	—	—	1,000
Share-based compensation	2,568	1,677	2,582	2,468	9,295
Gain on sale of assets and asset recovery	—	—	(725)	(927)	(1,652)
Adjusted EBITDA(1)	$38,189	$56,449	$29,123	$25,455	$149,216

	3rd Quarter August 3, 2014	4th Quarter November 2, 2014	1st Quarter February 1, 2015	2nd Quarter May 3, 2015	Trailing 12 Months May 3, 2015
Net income (loss)	$6,089	$14,259	$(320)	$(7,488)	$12,540
Add:
Depreciation and amortization	8,994	9,220	9,731	13,766	41,711
Consolidated interest expense, net	3,142	3,053	3,980	8,280	18,455
Provision (benefit) for income taxes	2,837	4,215	(490)	(4,087)	2,475
Restructuring and impairment charges	—	—	1,477	1,759	3,236
Strategic development and acquisition related costs	1,486	3,512	1,729	628	7,355
Fair value adjustments of acquired inventory	—	—	583	775	1,358
Share-based compensation	2,404	2,022	2,933	2,201	9,560
Adjusted EBITDA(1)	$24,952	$36,281	$19,623	$15,834	$96,690

(1)
The Company's Credit Agreement defines Adjusted EBITDA. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments and stock compensation as well as certain special charges. As such, the historical information is presented in accordance with the definition above. Concurrent with the amendment and restatement of the Term Loan Facility, the Company entered into an Asset-Based Lending facility which has substantially the same definition of Adjusted EBITDA except that the ABL facility caps certain non-recurring charges. The Company is disclosing Adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME (LOSS) PER DILUTED COMMON SHARE AND NET INCOME (LOSS) COMPARISON
(Unaudited)

	Fiscal Three Months Ended		Fiscal Six Months Ended
	May 1, 2016	May 3, 2015	May 1, 2016	May 3, 2015
Net income (loss) per diluted common share, GAAP basis	$0.03	$(0.10)	$0.11	$(0.11)
Restructuring and impairment charges	0.02	0.02	0.04	0.04
Strategic development and acquisition related costs	0.01	0.01	0.02	0.03
Gain on sale of assets and asset recovery	(0.01)	—	(0.02)	—
Gain from bargain purchase	—	—	(0.03)	—
Short lived acquisition method fair value adjustments	—	0.04	—	0.06
Tax effect of applicable non-GAAP adjustments(1)	(0.01)	(0.03)	(0.01)	(0.05)
Adjusted net income (loss) per diluted common share(2)	$0.04	$(0.06)	$0.11	$(0.03)

	Fiscal Three Months Ended		Fiscal Six Months Ended
	May 1, 2016	May 3, 2015	May 1, 2016	May 3, 2015
Net loss per diluted common share, GAAP basis	$2,397	$(7,488)	$8,233	$(7,808)
Restructuring and impairment charges	1,149	1,468	2,659	2,945
Strategic development and acquisition related costs	579	628	1,260	2,357
Gain on sale of assets and asset recovery	(927)	—	(1,652)	—
Gain from bargain purchase	—	—	(1,864)	—
Short lived acquisition method fair value adjustments	—	3,109	—	4,081
Tax effect of applicable non-GAAP adjustments(1)	(312)	(1,999)	(884)	(3,603)
Adjusted net income (loss) applicable to common shares(2)	$2,886	$(4,282)	$7,752	$(2,028)

(1)	The Company calculated the tax effect of non-GAAP adjustments by applying the applicable statutory tax rate for the period to each applicable non-GAAP item.

(2)
The Company discloses a tabular comparison of Adjusted net income (loss) per diluted common share and Adjusted net income (loss) applicable to common shares, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. Adjusted net income (loss) per diluted common share and Adjusted net income (loss) applicable to common shares should not be considered in isolation or as a substitute for net income (loss) per diluted common share and net income (loss) applicable to common shares as reported on the face of our consolidated statements of operations.

NCI Building Systems, Inc.
Reconciliation of Segment Sales to Third Party Segment Sales
(In thousands)
(Unaudited)

	Fiscal 2nd Qtr 2016		Fiscal 2nd Qtr 2015		Inc/(Dec)	% Change
Engineered Building Systems
Total Sales	$138,023	32%	$143,245	35%	(5,222)	-3.6%
Less: Intersegment sales	3,569		4,583		(1,014)	-22.1%
Third Party Sales	$134,454	36%	$138,662	39%	(4,208)	-3.0%
Operating Income	$7,193	5%	$2,855	2%	4,338	151.9%
Metal Components
Total Sales	$234,637	55%	$221,118	53%	13,519	6.1%
Less: Intersegment sales	22,976		22,437		539	2.4%
Third Party Sales	$211,661	57%	$198,681	55%	12,980	6.5%
Operating Income	$17,835	8%	$6,941	3%	10,894	156.9%
Metal Coil Coating
Total Sales	$55,178	13%	$49,998	12%	5,180	10.4%
Less: Intersegment sales	29,046		27,194		1,852	6.8%
Third Party Sales	$26,132	7%	$22,804	6%	3,328	14.6%
Operating Income	$4,704	18%	$2,397	11%	2,307	96.3%
Consolidated
Total Sales	$427,838	100%	$414,361	100%	13,477	3.3%
Less: Intersegment	55,591		54,214		1,377	2.5%
Third Party Sales	$372,247	100%	$360,147	100%	12,100	3.4%
Operating Income	$10,594	3%	$(3,617)	-1%	14,211	392.9%

	Fiscal YTD 2nd Qtr 2016		Fiscal YTD 2nd Qtr 2015		Inc/(Dec)	% Change
Engineered Building Systems
Total Sales	$286,998	34%	$293,045	37%	(6,047)	-2.1%
Less: Intersegment sales	6,593		9,889		(3,296)	-33.3%
Third Party Sales	$280,405	38%	$283,156	41%	(2,751)	-1.0%
Operating Income	$19,655	7%	$11,574	4%	8,081	69.8%
Metal Components
Total Sales	$464,303	53%	$393,907	50%	70,396	17.9%
Less: Intersegment sales	49,741		41,198		8,543	20.7%
Third Party Sales	$414,562	56%	$352,709	52%	61,853	17.5%
Operating Income	$33,938	8%	$15,277	4%	18,661	122.2%
Metal Coil Coating
Total Sales	$106,383	13%	$105,608	13%	775	0.7%
Less: Intersegment sales	59,089		58,400		689	1.2%
Third Party Sales	$47,294	6%	$47,208	7%	86	0.2%
Operating Income	$9,525	20%	$6,375	14%	3,150	49.4%
Consolidated
Total Sales	$857,684	100%	$792,560	100%	65,124	8.2%
Less: Intersegment	115,423		109,487		5,936	5.4%
Third Party Sales	$742,261	100%	$683,073	100%	59,188	8.7%
Operating Income	$25,853	3%	$954	0%	24,899	2,610.0%